UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 12, 2007 (October 8 2007)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, PA	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (717) 412 - 6301

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2007, Pennsylvania Commerce Bancorp, Inc. issued a press release announcing the addition of Mark A. Ritter to the bank’s senior executive management team.

On October 8, 2007, Mr. Ritter was appointed as Executive Vice President/Chief Operating Officer and a member of the bank’s senior executive management team. Mr. Ritter, age 47, has entered into an employment agreement with Pennsylvania Commerce Bancorp, Inc. and its wholly-owned subsidiary Commerce Bank/Harrisburg, N.A. for a two-year term with an annual base salary of not less than $200,000 unless Mr. Ritter (i) resigns voluntarily, (ii) is terminated for cause or (iii) dies while employed under the agreement.  Mr. Ritter is also eligible to receive a discretionary bonus each year if objective and reasonable performance metrics are achieved with respect to both corporate and personal performance. The agreement and Ritter’s employment shall automatically be renewed and extended on each anniversary date of the agreement for a new two (2) year term, unless either party gives the other party written notice no later than ninety (90) days before any such anniversary date. Other benefits are available to Mr. Ritter through normal operations as they would be available to other senior executive management team officers of the bank. If Commerce terminates Ritter’s employment other than for cause then Commerce shall pay to Ritter his full base salary through the date of termination. In lieu of any further salary payments to Ritter, for a period subsequent to the date of termination, Commerce shall pay as severance pay to Ritter a lump sum severance payment equal to the amount of Ritter’s base salary which is in effect on the date of termination and which would have been paid to Ritter between the date of termination and the end of the then Term had Ritter continued to be employed by Commerce to the end of the then Term. Additionally, if a change in control of the Company occurs during the term of the agreement, Mr. Ritter is entitled under certain circumstances to receive a lump sum severance payment equal to two (2) times Ritter’s average annual base salary in effect during the twenty-four (24) months immediately preceding such termination. The agreement includes a non-competition provision that extends throughout the term of employment and up to a period of 12 months following the termination of employment, dependent upon various reasons. The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1.

Prior to his employment with Commerce Bank/Harrisburg, N.A., Mr. Ritter held the position of President/CEO of Sterling Financial Trust, a wholly-owned subsidiary of the Bank of Lancaster County which itself is a wholly-owned subsidiary of Sterling Financial Corporation. Other positions held at Sterling Financial Trust include Executive Vice President/Chief Operating Officer; Senior Vice President/Managing Director of Wealth Management Group and Vice President/Managing Director of Wealth Management Group

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.

10.1  Employment Agreement Mark A. Ritter, dated October 8, 2007
99.1  Press Release, dated October 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
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(Registrant)

Date: October 12, 2007	/s/ Mark A. Zody
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Mark A. Zody,
Chief Financial Officer